     As filed with the Securities and Exchange Commission on May 30, 1997

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                   UNDER THE

                             SECURITIES ACT OF 1933

                             ULTRADATA CORPORATION


             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                             94-2746681
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)


                              5000 FRANKLIN DRIVE
                       PLEASANTON, CALIFORNIA  94588-3354
                    (Address of Principal Executive Offices)

                                NON-PLAN OPTION
                            (Full Title of the Plan)

                                 PHILIP RANGER
                            CHIEF FINANCIAL OFFICER
                             ULTRADATA CORPORATION
                              5020 FRANKLIN DRIVE
                       PLEASANTON,CALIFORNIA  94588-3354
                                 (510) 463-8356
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:

                           Robert B. Dellenbach, Esq.
                                  Tram T. Phi
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California  94306

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                          Amount          Proposed            Proposed          Amount of
                                           to be       Maximum Offering    Maximum Aggregate   Registration
Title of Securities to be Registered     Registered     Price Per Share     Offering Price         Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value           600,000(1)          $3.50           $2,100,000.00        $636.36
-----------------------------------------------------------------------------------------------------------

(1) Shares subject to outstanding options as of May 30, 1997 under the Non-Plan Option.

   This Registration Statement, including exhibits, consists of 14 sequentially numbered pages.

   The Index to Exhibits appears on sequentially numbered page 7.

                             ULTRADATA CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8
                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

         The following document filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed on May 7, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the fiscal year ended December 31, 1996.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the prospectus referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
-------  -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------   --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------   -----------------------------------------

         As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) to the fullest extent permitted by the Delaware General Corporation Law, the Registrant is required to advance all expenses incurred by its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive, (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Registrant may not retroactively amend the Bylaws provisions relating to indemnity.

         The Registrant has entered into Indemnity Agreements with each of its current directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of any director for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant, with the approval of the Board of Directors, has obtained directors' and officers' liability insurance with a per claim and annual aggregate coverage limit of $2,000,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
------   --------

          4.01 Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration Statement on Form S-1 (No. 33-80807) originally filed with the Commission on December 22, 1995.

          4.02  Registrant's Bylaws (incorporated herein by reference to Exhibit
                3.02 of the Form S-1).

          4.03 Nonqualified Stock Option Agreement between Registrant and Robert J. Majteles and related documents.

          4.04 Form of specimen certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of the Form S-1).

          5.01  Opinion of Fenwick & West LLP.

         23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

         23.02  Consent of KPMG Peat Marwick LLP, Independent Auditors.

         24.01  Power of Attorney (see page 6).

ITEM 9.  UNDERTAKINGS.
------   ------------

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) above do not
          --------  -------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert J. Majteles and Philip Ranger, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 30th day of May, 1997.


                                 ULTRADATA CORPORATION

                                 By:  /s/ Robert J. Majteles
                                      ----------------------
                                      Robert J. Majteles, President and
                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                         Title                     Date
-----------------------------   -----------------------------   -----------------

PRINCIPAL EXECUTIVE OFFICER:

/s/ Robert J. Majteles           President, Chief Executive     May 30, 1997
-----------------------------     Officer and Director
Robert J. Majteles


PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER:

/s/ Philip Ranger                Secretary and Chief            May 30, 1997
-----------------------------     Financial Officer
Philip Ranger


ADDITIONAL DIRECTORS:

/s/ Nigel P. Gallop              Chairman and Director          May 30, 1997
-----------------------------
Nigel P. Gallop


/s/ Lawrence M. Howell           Director                       May 30, 1997
-----------------------------
Lawrence M. Howell


/s/ M. Mel Stuckey               Director                       May 30, 1997
-----------------------------
M. Mel Stuckey

/s/ John F. Carlson
-----------------------------                                   May 30, 1997
John F. Carlson

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.               Description
----------                -----------

     4.01 Registrant's Certificate of Incorporation as amended (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration Statement on Form S-1 (No. 33-80807) originally filed with the Commission on December 22, 1995, as subsequently amended (the
           "Form S-1")).

     4.02 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

     4.03 Nonqualified Stock Option Agreement between Registrant and Robert J. Majteles and related documents.

     4.04 Form of specimen certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of the Form S-1).

     5.01  Opinion of Fenwick & West LLP.

    23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

    23.02  Consent of KPMG Peat Marwick, LLP, Independent Auditors.

    24.01  Power of Attorney (see page 6).